Exhibit 99.2

NEWS RELEASE
FOR IMMEDIATE RELEASE

SINOBIOMED INC. SUBSIDIARY SIGNS TECHNICAL
COOPERATION AGREEMENT WITH TAIWANESE BIOTECH

Shanghai Wanxing Bio-pharmaceuticals to investigate development of mass production for world’s first recombinant protein to
stimulate angiogenesis - the development of new blood vessels

Shanghai, China - April 16 2007 - SinoBiomed Inc. (the “Company”) (OTCBB: SOBM) is pleased to announce that Shanghai Wanxing Bio-pharmaceuticals Co., Ltd.’s (“Shanghai Wanxing” - an 82% owned subsidiary of the Company) has signed a technical cooperation agreement with Blue Blood Biotech Corp. of Taiwan (“Blue Blood Biotech”).

The agreement calls for Blue Blood Biotech to pay Shanghai Wanxing $400,000 for conducting a development investigation into the mass production of recombinant NEFG protein. NEFG is the world’s first protein drug to stimulate angiogenesis, the development of new blood vessels. The drug, developed to treat diabetes patients, is set to undergo clinical testing with assistance from a biotechnology program under the Taiwan’s Ministry of Economic Affairs.

NEFG was cooperatively developed by Blue Blood and Professor Wu Hua-lin of Taiwan’s Chengkung University over a 10-year span, according to Blue Blood Biotech’s CEO Chiang Chuna-Chi. In 2004, NEFG was licensed for commercial development to Blue Blood, which is located in the Central Taiwan Science Park.

Shanghai Wanxing has advanced expertise in the mass production of recombinant proteins. It will conduct the development investigation in its certified GMP facilities, which have extensive fermentation and purification equipment as well as one of China’s largest capacities for the manufacture of recombinant bio-products.

ABOUT SINOBIOMED INC.

SionBiomed’s Shanghai Wanxing Bio-pharmaceuticals is a leading Chinese developer of genetically engineered recombinant protein drugs and vaccines. Based in Shanghai, Shanghai, Wanxing currently has 10 products approved or in development: two on the market, one awaiting approval, four in clinical trials and three in research and development. Shanghai Wanxing’s products respond to a wide range of diseases and conditions, including malaria, hepatitis, surgical bleeding, cancer, rheumatoid arthritis, diabetic ulcers and burns, and blood cell regeneration. Shanghai Wanxing also has proven expertise in recombinant protein manufacturing technology and a patented low-cost, high-yield production process to enhance bioactivity and guarantee the highest levels or purity. (www.sinobiomed.com)

ABOUT BLUE BLOOD BIOTECH CORP.

Blue Blood Biotech Corporation is a leading biotechnology firm based in Taiwan. With facilities in Central Taiwan Science Park, Blue Blood Biotech works closely with two leading medical universities in Taiwan to develop a wide range of medical treatments and techniques. In addition to NEFG, Blue Blood Biotech has developed techniques to purify two intravenous immunoglobulin models from human blood for the treatment of type-71 enterovirus and cyto-megalo-virus (CMV virus) during organ transplantation. Blue Blood Biotech recently began construction of Taiwan's first blood reagent production plant. (www.blueblood.com)

FORWARD LOOKING STATEMENTS This news release may include "forward-looking statements" regarding Sinobiomed Inc., and its subsidiaries, business and project plans. Such forward looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections. Where SinoBiomed Inc. expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. SinoBiomed Inc. does not undertake any obligation to update any forward-looking statement, except as required under applicable law.

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